UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): February 22, 2010

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1112 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Strategic Investment Agreement dated October 9, 2009 (the “Agreement”) between ProElite, Inc. (the “Company”) and Stratus Media Group, Inc (“SMGI”) and the Amendment to Strategic Investment Agreement dated as of January 26, 2010 (the “Amendment”), SMGI has advanced to the Company an aggregate of $498,894.23 pursuant to a series of promissory notes issued by the Company (“Notes”).  All amounts loaned are advances against the $2,000,000 purchase price for the purchase of the Company’s Series A Preferred Stock.  Pursuant to the Amendment, all the Notes are convertible, at the option of SMGI, on a proportional basis, and, to the extent so convertible, will reduce the cash portion of the purchase price.  Reference is made to the Company’s prior filings on Form 8-K on October 22, 2009 and February 10, 2010 for additional information regarding the Agreement and Amendment including copies thereof.

ITEM 3.02  Unregistered Sales of Equity Securities

The discussion under Item 2.01 is incorporated herein by reference.  The Notes and, when issued, the shares of Series A Preferred Stock, were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Section 4(2) thereof and Regulation D promulgated thereunder.

ITEM 5.01  Changes in Control of Registrant

To the extent the matters disclosed in Item 5.02 (b), (c) and (d) constitute a change in control of the registrant, they are hereby incorporated by reference into this Item 5.01.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

(b)           Effective on February 22, 2010, Charles Champion, Edward Corey and Clifford Hyatt submitted their resignation as directors of the Company, and Mr. Champion also submitted his resignation as Chief Executive Officer and Chairman of the Board.  Effective January 29, 2010, Dale Bolen resigned as the Company’s Chief Financial Officer.

(c)           Effective February 22, 2010, William Kelly was elected as the Company’s President and Chief Operating Officer.  Mr. Kelly, age 46, had served as the Company’s Chief Operating Officer from October 2006 to October 2008 when the Company terminated Mr. Kelly without cause because of financial considerations.  From November 2008 to February 22, 2010, Mr. Kelly was an independent consultant.  Mr. Kelly also was President of ProElite.com from October 2006 to January 2007.  Prior to October 2006, Mr. Kelly served as Chief Operating Officer of Television Korea 24, Inc. a company he co-founded in June 2003.  From May 2001 to June 2003, Mr. Kelly was International Chief Operating Officer of the Extreme Sports Channel.
From 1991 to 2001, Mr. Kelly held positions of Vice President and President for CNBC Asia and Turner Broadcasting International (Asia) respectively.

(d)           Prior to the resignations noted in Item 5.02(b), the following individuals were elected to serve as directors of the Company effective as of February 22, 2010:  Paul Feller, Douglas De Luca and Glenn Golenberg.

Except for the resignation of Mr. Bolen, the changes in management and the board of directors were effected pursuant to the Amendment and constitute the “Management Change” referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010	PROELITE, INC. By: /s/ WILLIAM KELLY William Kelly, President